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                        CO-CHAIRMAN EMPLOYMENT AGREEMENT

          This Agreement (this "Agreement") is entered into effective as of October 2, 1997 (the "Effective Date") by and between Gilles Gibier of ____________________________, France ("Executive") and Axiohm Transaction Solutions, Inc., a California corporation (the "Company")

                               W I T N E S S E T H:

          WHEREAS, Executive is a domiciliary and tax resident of France and does not intend to establish a domicile or tax residence outside of France during the term of this Agreement;

          WHEREAS, Executive is a director and co-chairman of the board of directors of the Company; and

          WHEREAS, Executive has prior to the Effective Date actively assisted in the strategic decision making and management of Axiohm SA (which became on October 31, 1997 Axiohm Sarl), Dardel Eurl and Axiohm Investissements Sarl (collectively, the "French Companies"), all of which became direct or indirect subsidiaries of the Company on the Effective Date;

          WHEREAS, the Company recognizes the value of Executive's experience and knowledge and desires that Executive be employed by the Company both (i) to continue to provide services to the Company in the role of co-chairman of the board of the directors of the Company which activities are to be conducted in the United States and (ii) to continue to oversee (together with the other co-chairman of the Company) the Company's investment in the French Companies, which services are to be conducted in France; and

          WHEREAS, Executive desires to be employed to provide the services provided herein.

          NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, the parties hereto agrees as follows:

          I. AGREEMENT OF SERVICE; PLACE OF SERVICES. The Company hereby agrees to employ Executive to provide services as co-chairman of the Company and to oversee (together with the other co-chairman of the Company) the Company's investment in the French Companies for the Service Period and Executive hereby agrees to provide such services. Executive may be required to travel on Company business to such places as the


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Company shall designate, it being specifically understood that he is expected to travel to the United States to perform services and duties as co-chairman of the Company.

          II. PERFORMANCE OF SERVICES. Executive hereby agrees to devote such amount of his time and energies to the performance of his services hereunder as may be required.

          III. COMPENSATION AND EXPENSES.

               A. COMPENSATION. As compensation for all services rendered by Executive in any capacity hereunder during the Service Period, and in consideration of all of Executive's agreements hereunder, the Company agrees to pay Executive, and Executive agrees to accept as total consideration for the foregoing a salary, payable in the manner and at the time the Company pays its management employees, at the rate of U.S.$80,000 per annum. The Company and Executive agree that, based in part on the expected relative time commitments related to his activities as co-chairman of the Company and as an overseer of its investment the French companies, that the value of his services as co-chairman of the board is 3/8 of the total salary payable hereunder and that the value of his services as an overseer of the Company's investment in the French companies is 5/8 of the total salary payable hereunder. The Company shall also pay Executive an amount equal to the French social security taxes that are paid by Executive in respect of the portion of salary allocated to overseeing the Company's investment in the French companies (which amount shall also be deemed in respect of those services).

               B. EXPENSES. The Company shall reimburse Executive for all proper expenses incurred by him in performance of his duties hereunder in accordance with the policies and procedures of the Company.

          IV.  TERM AND TERMINATION.

               A. TERM. The "Service Period" shall commence on the date hereof and continue until terminated by either party by giving at least 365 days prior written notice.

               B. OBLIGATIONS UPON TERMINATION. Upon the termination of this Agreement, the Service Period shall end and the Company shall pay to Executive the salary and expenses due to him as accrued to the date of such termination. The obligation of the Company for the payment of any further salary shall automatically cease upon such expiration or termination, and Executive shall have no claim against the Company for compensation for loss of employment or otherwise in respect thereof.

          V. ASSIGNMENT. This Agreement shall be binding upon the Company and its successors and assigns and on Executive, his heirs, executors, and administrators. This


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Agreement is a personal services contract and the rights and interest of
Executive hereunder may not be sold, transferred, assigned or pledged.

          VI. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of law principles thereof.

          VII. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein, and supersedes all prior agreements, understandings or intents between or among any of the parties hereto or any related parties. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement. Any such amendment shall be validly and sufficiently authorized for purposes of this Agreement if it is evidenced by a writing signed by the parties hereto.

          VIII. INTERPRETATION. Titles and headings to paragraphs herein are inserted for convenience of reference only and are not intended to be a part or to affect the meanings or interpretation of this Agreement.

          IX. WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof, but only to the extent evidenced by a writing executed by such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

          X. EXECUTION OF COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to Executive and the Company.

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     IN WITNESS WHEREOF, the parties have duly executed this Agreement on
December __, 1997 with an Effective Date indicated above.

                                   Axiohm Transaction Solutions, Inc.


                                   By:
                                      ------------------------------------------
                                      Walter Sobon, Chief Financial Officer



                                   ---------------------------------------------
                                        Gilles Gibier



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